CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated August 18, 2010, relating to the financial statements and financial highlights which appear in the June 30, 2010 Annual Reports to Shareholders of the Allianz AGIC Emerging Markets Opportunities Fund, AGIC Global Fund, AGIC Growth Fund, AGIC Income & Growth Fund, AGIC International Fund, AGIC Mid-Cap Growth Fund, AGIC Opportunity Fund, AGIC Pacific Rim Fund, AGIC Systematic Growth Fund, AGIC Target Fund, NFJ All-Cap Value Fund, NFJ Dividend Value Fund, NFJ International Value Fund, NFJ Large-Cap Value Fund, NFJ Mid-Cap Value Fund, NFJ Renaissance Fund, NFJ Small-Cap Value Fund, RCM Disciplined International Equity Fund, RCM Global Resources Fund, RCM Global Small-Cap Fund, RCM Large-Cap Growth Fund, RCM Mid-Cap Fund, RCM Strategic Growth Fund, RCM Technology Fund, RCM Wellness Fund (each a fund of the Allianz Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolios Holdings, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Kansas City, Missouri
February 18, 2011